UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 12, 2006
                                                        ------------------

                             ONEIDA FINANCIAL CORP.
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)

            Federal                     000-25101                16-1561678
-----------------------------     ---------------------     --------------------
(State or Other Jurisdiction)     (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


182 Main Street, Oneida, New York                                 13421-1676
--------------------------------------------                    --------------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (315) 363-2000
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Definitive Material Agreement.
                   ------------------------------------------

         On September 12, 2006, Oneida Financial Corp. (the "Company") and its subsidiary, The Oneida Savings Bank (the "Bank") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Vernon Bank Corporation ("VBC") and its subsidiary, The National Bank of Vernon ("Vernon Bank"). The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, Oneida Merger Corp., an interim New York corporation and wholly owned subsidiary of the Bank will merge (the "Merger") with and into VBC with VBC as the surviving entity. As a result of the Merger, VBC will become wholly owned by the Bank. Following the Merger, (i) VBC will be dissolved with the result that the Bank will acquire the assets and liabilities of VBC and VBC will cease to exist; (ii) the assets and liabilities of Vernon Bank (other than municipal deposits and certain permitted assets) will be transferred to the Bank; and
(iii) Vernon Bank will be merged with and into the State Bank of Chittenango (the "State Bank"), a subsidiary of the Bank, with State Bank as the surviving entity. At the effective time and as a result of the Merger, VBC stockholders will be entitled to receive $54.00 in cash in exchange for each issued and outstanding share of VBC common stock.

         The Company and VBC have each made representations, warranties and covenants in the Merger Agreement. VBC made certain covenants including, among others, subject to certain exceptions, (i) to conduct its business in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause a stockholder meeting to be held to consider adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (iv) for its board of directors to recommend adoption by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, and (v) not to solicit proposals relating to alternative acquisition proposals.

         Consummation of the Merger is subject to certain conditions, including, among others (i) approval of VBC's stockholders, (ii) absence of any order or injunction prohibiting the consummation of the Merger, (iii) the receipt of certain governmental approvals, and (iv) the accuracy of representations and warranties made by the Company and VBC.

         The Merger Agreement contains certain termination rights for both the Company and VBC. If the Merger Agreement is terminated because VBC's board of directors fails to recommend the Merger and the transactions contemplated by the Merger Agreement to VBC's stockholders, or withdraws its recommendation; if VBC terminates the Merger Agreement to accept an alternative transaction; or if the Merger Agreement is terminated in certain circumstances and VBC enters into or consummates another transaction within one year of such termination, then VBC will owe the Company a termination fee equal to $500,000.

         The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

         A press release relating to the announcement of the execution of the Merger Agreement is filed as Exhibit 99 hereto and incorporated herein by reference.

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

Item 9.01.        Financial Statements and Exhibits.
                  ---------------------------------

                  (a)      Not Applicable.

                  (b)      Not Applicable.

                  (c)      Not Applicable.

                  (d)      Exhibits.

                           Exhibit 10.1 Agreement and Plan of Merger, dated September 12, 2006 by and between Oneida Financial Corp, The Oneida Savings Bank, Vernon Bank Corporation and The National Bank of Vernon.

                           Exhibit 99        Press Release  dated  September 12,
                                             2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      ONEIDA FINANCIAL CORP.



DATE:  September 15, 2006             By:  /s/ Michael Kallet
                                          --------------------------------------
                                           Michael R. Kallet
                                           President and Chief Executive Officer


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